CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Buffered Performance Leveraged Upside Securities due 2022	$1,100,000	$136.95

May 2018

Pricing Supplement No. 608

Registration Statement Nos. 333-221595; 333-221595-01

Dated May 25, 2018

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in International Equities

Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

The Buffered PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the Buffered PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. At maturity, you will receive for each Buffered PLUS that you hold an amount in cash based on the performance of an unequally weighted basket of two indices that will be calculated based on two measures of the performance of the basket: (i) the leveraged upside return and (ii) the buffered downside return. The leveraged upside return will reflect leveraged participation in any appreciation of the basket from the initial basket value to the average basket closing value, which is the arithmetic average of the basket closing values on each of the quarterly averaging dates during the term of the Buffered PLUS. The buffered downside return will reflect the depreciation in the basket return (determined based not on the average basket closing value but solely on the basket closing value on the final averaging date, as compared to the initial basket value), calculated as follows: (1) if the final basket closing value is less than the initial basket value but greater than or equal to 90% of the initial basket value, the buffered downside return will reflect the full percentage decline in the basket return on a 1-to-1 basis, (2) if the final basket closing value is less than the initial basket value by more than 10% but no more than 50%, the buffered downside return will not reflect any further loss beyond the first 10% of depreciation due to the effect of the 40% buffer amount, and (3) if the final basket closing value is less than 50% of the initial basket value, the buffered downside return will reflect, on a leveraged basis, in addition to the first 10% of depreciation, any depreciation of the basket below 50% of the initial basket value. Therefore, unless the leveraged upside return is sufficiently positive to fully offset the negative buffered downside return, investors will be fully exposed, without any buffer, to the first 10% decline in the basket (as measured from the initial basket value to the final basket closing value) and on a leveraged basis to any decline in the final basket closing value beyond 50% of the initial basket value.

Payment at maturity scenarios: (A) If the average basket closing value and the final basket closing value are both greater than the initial basket value, you will receive a return at maturity that reflects the leveraged upside return. (B) If the average basket closing value and the final basket closing value are both less than the initial basket value, you will receive a return at maturity that reflects the buffered downside return, and you may lose some or all of your investment. (C) If the average basket closing value is greater than or equal to the initial basket value, but the final basket closing value is equal to or less than the initial basket value, the leveraged upside return and buffered downside return will be set off against each other, and you will lose some or all of your investment at maturity to the extent of the decline in the buffered downside return, as offset by the positive leveraged upside return. This set-off of the two returns will also mean that if the positive leveraged upside return more than fully offsets the decline in the buffered downside return, you will not suffer a loss on your investment at maturity, but your gain on the Buffered PLUS will be less than the positive leveraged upside return, as this return will have been set off and reduced by the negative buffered downside return. (D) If the average basket closing value is equal to or less than the initial basket value, but the final basket closing value is greater than or equal to the initial basket value, the payment at maturity will equal the stated principal amount regardless of any appreciation of the final basket closing value above the initial basket value. Therefore, an investment in the Buffered PLUS will be exposed on the upside to any appreciation as reflected in the leveraged upside return, as reduced by any negative buffered downside return (which reduction can result in a loss even if the leveraged upside return is positive), and will be exposed on the downside to any negative buffered downside return subject to the set-off of the two returns described above.

There is no minimum payment at maturity on the Buffered PLUS. Accordingly, you could lose your entire initial investment in the Buffered PLUS. The Buffered PLUS are for investors who seek exposure to the performance of a basket of two indices and who are willing to lose some or all of their principal if the final basket closing value is below the initial basket value, subject to the set-off of the two returns described above. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Buffered PLUS differ from the PLUS described in the accompanying product supplement for PLUS in that the leveraged upside return, which reflects leveraged participation in any appreciation of the basket from the initial basket value to the average basket closing value, will be set off against against the buffered downside return.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per Buffered PLUS
Stated principal amount:	$1,000 per Buffered PLUS
Pricing date:	May 25, 2018
Original issue date:	May 31, 2018 (3 business days after the pricing date)
Maturity date:	May 31, 2022
Aggregate principal amount:	$1,100,000
Basket:	Basket component	Bloomberg ticker symbol	Weighting	Initial basket component value
	MSCI EAFE® Index (the “MXEA Index”)	MXEA	80%	2,014.52
	MSCI Emerging Markets IndexSM (the “MXEF Index”)	MXEF	20%	1,136.62
	We refer to each of the MXEA Index and the MXEF Index as an underlying index and, together, as the basket components.
Payment at maturity:

$1,000 × (1 + leveraged upside return + buffered downside return)

You will lose some or all of your stated principal amount at maturity if the leveraged upside return is not sufficient to fully offset any negative buffered downside return. Please see the hypothetical examples illustrating the payment at maturity in “Hypothetical Payouts on the Buffered PLUS at Maturity” beginning on page 5.

Leveraged upside return:	average basket return x leverage factor; provided that the leveraged upside return will not be less than 0%.
Buffered downside return:

The buffered downside return will be based on the final basket closing value and will equal:

If the final basket closing value is less than the initial basket value but greater than or equal to 90% of the initial basket value:

the basket return

If the final basket closing value is less than the initial basket value by more than 10% but no more than 50%:

-10%

If the final basket closing value is less than 50% of the initial basket value:

-10% + [(basket return + 50%) × downside factor]

In no event will the buffered downside return be greater than 0%.

Because the buffered downside return is capped at 0%, the buffered downside return will not provide any positive contribution toward the return on the Buffered PLUS.

Leverage factor:	149%
Buffer amount:	40%. Despite the buffer amount, the buffered downside return will be exposed to the first 10% of depreciation from the initial basket value to the final basket closing value.
Downside factor:	1.8
Minimum payment at maturity:	None. You could lose your entire initial investment in the Buffered PLUS.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”) , an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information concerning plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$999.10 per Buffered PLUS. See “Investment Summary” on page 3.
	Terms continued on the following page
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per Buffered PLUS	$1,000	$0	$1,000
Total	$1,100,000	$0	$1,100,000

(1)	MS & Co. will act as the agent for this offering and will not receive a sales commission in connection with sales of the Buffered PLUS. See “Supplemental information concerning plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 20.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Buffered PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2017   Index Supplement dated November 16, 2017   Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Terms continued from previous page:
Initial basket component value:	With respect to each basket component, the index closing value of such basket component on the pricing date
Basket component closing value:	With respect to each basket component, on any averaging date, the index closing value of such basket component on such day
Basket component return:	With respect to each basket component, on any averaging date, (basket component closing value – initial basket component value) / initial basket component value
Initial basket value:	Set equal to 100 on the pricing date
Basket closing value:

On each averaging date, the basket closing value will be calculated as follows:

100 × [1 + (MXEA return × 80%) + (MXEF return × 20%)]

Each of the returns set forth in the formula above refers to the basket component return with respect to the relevant basket component.

Final basket closing value:	The basket closing value on the final averaging date.
Average basket closing value:	The arithmetic average of the basket closing values on the averaging dates, as calculated by the calculation agent on the final averaging date.
Basket return:	(final basket closing value – initial basket value) / initial basket value
Average basket return:	(average basket closing value – initial basket value) / initial basket value
Averaging dates:	May 25, 2021, August 25, 2021, November 26, 2021, February 25, 2022 and May 25, 2022 (the “final averaging date”), subject to adjustment for non-index business days and certain market disruption events
Interest:	None
CUSIP / ISIN:	61768C2W6 / US61768C2W62
Listing:	The Buffered PLUS will not be listed on any securities exchange.

May 2018	Page 2

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities with Downside Factor

Principal at Risk Securities

The Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022 (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that may enhance returns for positive performance of the basket, as reflected in the average basket return, depending also on the basket closing value on the final averaging date

▪	To enhance returns and potentially outperform the basket in the scenarios described in this document, while using fewer dollars by taking advantage of the leverage factor

▪	To obtain a limited buffer against a specified level of negative performance of the basket as of the final averaging date, although the buffered downside return will be exposed to the first 10% of depreciation from the initial basket value to the final basket closing value

Maturity:	4 years
Leverage factor:	149% (applicable only if the average basket return is greater than 0.00%). The leverage factor is used to calculate the leveraged upside return, which will be set off against the buffered downside return.
Buffer amount:	40%. Despite the buffer amount, the buffered downside return will be exposed to the first 10% of depreciation from the initial basket value to the final basket closing value.
Downside factor:	1.8
Maximum payment at maturity:	None
Minimum payment at maturity:	None. You could lose your entire initial investment in the Buffered PLUS.
Interest:	None

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date is less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date is $999.10.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time.

May 2018	Page 3

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer exposure to an unequally-weighted basket of two indices. An investment in the Buffered PLUS will be exposed on the upside to any appreciation as reflected in the leveraged upside return, as reduced by any negative buffered downside return (which reduction can result in a loss even if the leveraged upside return is positive), and will be exposed on the downside to any negative buffered downside return (calculated as set forth herein) subject to the set-off of the two returns described below. There is no minimum payment at maturity on the Buffered PLUS. Accordingly, you could lose your entire initial investment in the Buffered PLUS. The Buffered PLUS are unsecured obligations of ours, and all payments on the Buffered PLUS are subject to our credit risk.

Payment at maturity scenario A: The average basket closing value and the final basket closing value are both greater than or equal to the initial basket value:	You will receive a return at maturity that reflects the leveraged upside return. There is no limitation on the appreciation potential.
Payment at maturity scenario B: The average basket closing value and the final basket closing value are both equal to or less than the initial basket value:	You will receive a return at maturity that reflects the negative buffered downside return, and you may lose some or all of your investment. In this scenario, you will be fully exposed on a 1-to-1 basis to the first 10% decline in the value of the basket (as measured from the initial basket value to the final basket closing value), but if the basket declines by more than 10% but no more than 50% from the initial basket value, you will avoid any further loss beyond the first 10% of depreciation due to the effect of the 40% buffer amount. However, if the basket declines by more than 50% from the initial basket value, you will be fully exposed, on a leveraged basis, to any depreciation of the basket below 50% of the initial basket value (in addition to the first 10% of depreciation).

Payment at maturity scenario C:

The average basket closing value is greater than or equal to the initial basket value, but the final basket closing value is equal to or less than the initial basket value:

The leveraged upside return and buffered downside return will be set off against each other, and you will lose some or all of your investment at maturity to the extent of the decline in the buffered downside return, as offset by the positive leveraged upside return. This set-off of the two returns will also mean that if the positive leveraged upside return more than fully offsets the decline in the buffered downside return, you will not suffer a loss on your investment at maturity, but your gain on the Buffered PLUS will be less than the positive leveraged upside return, as this return will have been set off and reduced by the negative buffered downside return. In this scenario, the buffered downside return will reflect the depreciation in the basket return, calculated as follows: (1) if the final basket closing value is less than the initial basket value but greater than or equal to 90% of the initial basket value, the buffered downside return will reflect the full percentage decline in the basket return on a 1-to-1 basis, (2) if the final basket closing value is less than the initial basket value by more than 10% but no more than 50%, the buffered downside return will not reflect any further loss beyond the first 10% of depreciation due to the effect of the 40% buffer amount, and (3) if the final basket closing value is less than 50% of the initial basket value, the buffered downside return will reflect, on a leveraged basis, in addition to the first 10% of depreciation, any depreciation of the basket below 50% of the initial basket value. Therefore, unless the leveraged upside return is sufficiently positive to fully offset the negative buffered downside return, investors will be fully exposed, without any buffer, to the first 10% decline in the basket (as measured from the initial basket value to the final basket closing value) and on a leveraged basis to any decline in the final basket closing value beyond 50% of the initial basket value.

May 2018	Page 4

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Payment at maturity scenario D:

The average basket closing value is equal to or less than the initial basket value, but the final basket closing value is greater than or equal to the initial basket value:

The payment at maturity will equal the stated principal amount regardless of any appreciation of the final basket closing value above the initial basket value.

May 2018	Page 5

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Hypothetical Payouts on the Buffered PLUS at Maturity

The following tables and examples illustrate the hypothetical payment at maturity on the Buffered PLUS, assuming a range of performances for the basket, as measured on each of the quarterly averaging dates (including the final averaging date). The hypothetical returns set forth below reflect the initial basket value of 100, the leverage factor of 149%, the buffer amount of 40% and the downside factor of 1.8. The hypothetical total returns set forth below are for illustrative purposes only.

SCENARIO A: The average basket closing value and the final basket closing value are both greater than the initial basket value.

If each of the average basket closing value and the final basket closing value are greater than the initial basket value, the leveraged upside return will reflect the average basket return (which, in turn, will reflect the performance of the basket from the initial basket value to the average basket closing value based on the arithmetic average of the basket closing values on each of the averaging dates) times the leverage factor, and the buffered downside return will be equal to 0%, regardless of any appreciation of the final basket closing value above the initial basket value, because the buffered downside return is capped at 0%. In such a case, the return on the Buffered PLUS will reflect the leveraged upside return. The following table and example illustrate the hypothetical payment at maturity and total return at maturity on the Buffered PLUS under these circumstances.

Average Basket Closing Value	Average Basket Return	Leveraged Upside Return	Buffered Downside Return	Payment at Maturity	Return on the Buffered PLUS
180	80.00%	119.20%	0.00%	$2,192.00	119.20%
170	70.00%	104.30%	0.00%	$2,043.00	104.30%
160	60.00%	89.40%	0.00%	$1,894.00	89.40%
150	50.00%	74.50%	0.00%	$1,745.00	74.50%
140	40.00%	59.60%	0.00%	$1,596.00	59.60%
130	30.00%	44.70%	0.00%	$1,447.00	44.70%
120	20.00%	29.80%	0.00%	$1,298.00	29.80%
115	15.00%	22.35%	0.00%	$1,223.50	22.35%
110	10.00%	14.90%	0.00%	$1,149.00	14.90%
105	5.00%	7.45%	0.00%	$1,074.50	7.45%

The following example illustrates how the payment at maturity is calculated.

Example 1 (indicated by the row highlighted gray in the table above): The value of the basket increases from the initial basket value of 100 to an average basket closing value of 105. Because the average basket closing value of 105 is greater than the initial basket value, the average basket return is 5%, resulting in a leveraged upside return of 7.45% when multiplied by the leverage factor of 149%. Because the final basket closing value is greater than or equal to the initial basket value, the buffered downside return is 0%. Accordingly, the investor receives a payment at maturity of $1,074.50 per $1,000 principal amount, calculated as follows:

$1,000 × (1 + 7.45% + 0%) = $1,074.50

May 2018	Page 6

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

SCENARIO B: The average basket closing value and the final basket closing value are both less than the initial basket value.

If each of the average basket closing value and the final basket closing value are less than the initial basket value, the leveraged upside return will be equal to 0%, regardless of any depreciation of the average basket closing value below the initial basket value, because the leveraged upside return is floored at 0%. The buffered downside return will reflect the depreciation of the final basket closing value below the initial basket value, calculated as follows: (1) if the final basket closing value is less than the initial basket value but greater than or equal to 90% of the initial basket value, the buffered downside return will reflect the full percentage decline in the basket return on a 1-to-1 basis, (2) if the final basket closing value is less than the initial basket value by more than 10% but no more than 50%, the buffered downside return will not reflect any further loss beyond the first 10% of depreciation due to the effect of the 40% buffer amount, and (3) if the final basket closing value is less than 50% of the initial basket value, the buffered downside return will reflect, on a leveraged basis, in addition to the first 10% of depreciation, any depreciation of the basket below 50% of the initial basket value. In this scenario, the return on the Buffered PLUS will reflect the buffered downside return, and investors will lose some or all of their investment. The following table and examples illustrate the hypothetical payment at maturity and total return at maturity on the Buffered PLUS under these circumstances.

	Final Basket Closing Value	Basket Return	Leveraged Upside Return	Buffered Downside Return	Payment at Maturity	Return on the Buffered PLUS
Example 1--	95	-5.00%	0.00%	-5.00%	$950.00	-5.00%
	90	-10.00%	0.00%	-10.00%	$900.00	-10.00%
	85	-15.00%	0.00%	-10.00%	$900.00	-10.00%
Example 2--	80	-20.00%	0.00%	-10.00%	$900.00	-10.00%
	70	-30.00%	0.00%	-10.00%	$900.00	-10.00%
	60	-40.00%	0.00%	-10.00%	$900.00	-10.00%
	50	-50.00%	0.00%	-10.00%	$900.00	-10.00%
	40	-60.00%	0.00%	-28.00%	$720.00	-28.00%
Example 3--	30	-70.00%	0.00%	-46.00%	$540.00	-46.00%
	20	-80.00%	0.00%	-64.00%	$360.00	-64.00%
	10	-90.00%	0.00%	-82.00%	$180.00	-82.00%
	0	-100.00%	0.00%	-100.00%	$0.00	-100.00%

The following examples illustrate how the payment at maturity in different hypothetical scenarios is calculated.

Example 1: The value of the basket decreases from the initial basket value of 100 to a final basket closing value of 95. Because the average basket closing value is equal to or less than the initial basket value, the leveraged upside return is 0%. Because the final basket closing value of 95 is less than the initial basket value but greater than or equal to 90% of the initial basket value, the buffered downside return reflects the full percentage decline in the basket return, resulting in a buffered downside return of -5.00%. Accordingly, the investor receives a payment at maturity of $950 per $1,000 principal amount, calculated as follows:

$1,000 × (1 + 0% + -5.00%) = $950

Example 2: The value of the basket decreases from the initial basket value of 100 to a final basket closing value of 80. Because the average basket closing value is equal to or less than the initial basket value, the leveraged upside return is 0%. Because the final basket closing value of 80 is less than the initial basket value by more than 10% but no more than 50%, the buffered downside return does not reflect any further loss beyond the first 10% of depreciation due to the effect of the 40% buffer amount, resulting in a buffered downside return of -10.00%. Accordingly, the investor receives a payment at maturity of $900 per $1,000 principal amount, calculated as follows:

$1,000 × (1 + 0% + -10.00%) = $900

Example 3: The value of the basket decreases from the initial basket value of 100 to a final basket closing value of 30. Because the average basket closing value is equal to or less than the initial basket value, the leveraged upside return is 0%. Because the final basket closing value of 30 is less than 50% of the initial basket value, the buffered downside return reflects, on a leveraged basis, in addition to the first 10% of depreciation, the depreciation of the basket below 50% of the initial basket value. The buffered downside return is calculated as follows: -10% + [(-70% + 50%) × 1.8], resulting in a buffered downside return of -46.00%. Accordingly, the investor receives a payment at maturity of $540.00 per $1,000 principal amount, calculated as follows:

$1,000 × (1 + 0% + -46.00%) = $540.00

May 2018	Page 7

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

SCENARIO C: The average basket closing value is greater than or equal to the initial basket value, but the final basket closing value is equal to or less than the initial basket value.

If the average basket closing value is greater than or equal to the initial basket closing value, the leveraged upside return will reflect the average basket return (which, in turn, will reflect the performance of the bakset from the initial basket value to the average basket closing value based on the arithmetic average of the basket closing values on each of the averaging dates) times the leverage factor. If the final basket closing value is equal to or less than the initial basket value, the buffered downside return will reflect the depreciation of the final basket closing value below the initial basket value, calculated as follows: (1) if the final basket closing value is less than the initial basket value but greater than or equal to 90% of the initial basket value, the buffered downside return will reflect the full percentage decline in the basket return on a 1-to-1 basis, (2) if the final basket closing value is less than the initial basket value by more than 10% but no more than 50%, the buffered downside return will not reflect any further loss beyond the first 10% of depreciation due to the effect of the 40% buffer amount and (3) if the final basket closing value is less than 50% of the initial basket value, the buffered downside return will reflect, on a leveraged basis, in addition to the first 10% of depreciation, any depreciation of the basket below 50% of the initial basket value. Accordingly, under these circumstances, the leveraged upside return and the buffered downside return will be set off against each other. In this case, the investor will lose some or all of their principal amount at maturity if the leveraged upside return is not sufficient to fully offset any negative buffered downside return. Even if the positive leveraged upside return fully offsets the negative buffered downside return, the effect of the negative buffered downside return will be to partially or fully offset the upside return from the positive leveraged upside return. The following table and examples illustrate the hypothetical payment at maturity and total return at maturity on the Buffered PLUS under these circumstances.

	Average Basket Closing Value	Average Basket Return	Leveraged Upside Return	Final Basket Closing Value	Basket Return	Buffered Downside Return	Payment at Maturity	Return on the Buffered PLUS
	150	50.00%	74.50%	100	0.00%	0.00%	$1,745.00	74.50%
	150	50.00%	74.50%	95	-5.00%	-5.00%	$1,695.00	69.50%
	150	50.00%	74.50%	90	-10.00%	-10.00%	$1,645.00	64.50%
	150	50.00%	74.50%	75	-25.00%	-10.00%	$1,645.00	64.50%
	150	50.00%	74.50%	50	-50.00%	-10.00%	$1,645.00	64.50%
	150	50.00%	74.50%	30	-70.00%	-46.00%	$1,285.00	28.50%
	150	50.00%	74.50%	0	-100.00%	-100.00%	$745.00	-25.50%
	120	20.00%	29.80%	100	0.00%	0.00%	$1,298.00	29.80%
Example 1--	120	20.00%	29.80%	95	-5.00%	-5.00%	$1,248.00	24.80%
	120	20.00%	29.80%	90	-10.00%	-10.00%	$1,198.00	19.80%
	120	20.00%	29.80%	75	-25.00%	-10.00%	$1,198.00	19.80%
	120	20.00%	29.80%	50	-50.00%	-10.00%	$1,198.00	19.80%
	120	20.00%	29.80%	30	-70.00%	-46.00%	$838.00	-16.20%
	120	20.00%	29.80%	0	-100.00%	-100.00%	$298.00	-70.20%
	110	10.00%	14.90%	100	0.00%	0.00%	$1,149.00	14.90%
	110	10.00%	14.90%	95	-5.00%	-5.00%	$1,099.00	9.90%
	110	10.00%	14.90%	90	-10.00%	-10.00%	$1,049.00	4.90%
Example 2--	110	10.00%	14.90%	75	-25.00%	-10.00%	$1,049.00	4.90%
	110	10.00%	14.90%	50	-50.00%	-10.00%	$1,049.00	4.90%
	110	10.00%	14.90%	30	-70.00%	-46.00%	$689.00	-31.10%
	110	10.00%	14.90%	0	-100.00%	-100.00%	$149.00	-85.10%
	105	5.00%	7.45%	100	0.00%	0.00%	$1,074.50	7.45%
	105	5.00%	7.45%	95	-5.00%	-5.00%	$1,024.50	2.45%
	105	5.00%	7.45%	90	-10.00%	-10.00%	$974.50	-2.55%
	105	5.00%	7.45%	75	-25.00%	-10.00%	$974.50	-2.55%
	105	5.00%	7.45%	50	-50.00%	-10.00%	$974.50	-2.55%
Example 3--	105	5.00%	7.45%	30	-70.00%	-46.00%	$614.50	-38.55%
	105	5.00%	7.45%	0	-100.00%	-100.00%	$74.50	-92.55%
	100	0.00%	0.000%	100	0.00%	0.00%	$1,000.00	0.000%
	100	0.00%	0.000%	95	-5.00%	-5.00%	$950.00	-5.00%
	100	0.00%	0.000%	90	-10.00%	-10.00%	$900.00	-10.00%
	100	0.00%	0.000%	75	-25.00%	-10.00%	$900.00	-10.00%
	100	0.00%	0.000%	50	-50.00%	-10.00%	$900.00	-10.00%
	100	0.00%	0.000%	30	-70.00%	-46.00%	$540.00	-46.00%
	100	0.00%	0.000%	0	-100.00%	-100.00%	$0.00	-100.00%

May 2018	Page 8

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

The following examples illustrate how the payment at maturity in different hypothetical scenarios is calculated.

Example 1: The value of the basket increases from the initial basket value of 100 to an average basket closing value of 120, but ultimately decreases from the initial basket value of 100 to final basket closing value of 95. Because the average basket closing value of 120 is greater than the initial basket closing value of 100, the average basket return is equal to 20%, resulting in an leveraged upside return of 29.80% when multiplied by the leverage factor of 149%. Because the final basket closing value of 95 is less than the initial basket value but greater than or equal to 90% of the initial basket value, the buffered downside return reflects the full percentage decline in the basket return, resulting in a buffered downside return of -5.00%. Accordingly, the investor receives a payment at maturity of $1,248.00 per $1,000 principal amount, calculated as follows:

$1,000 × (1 + 29.80% + -5.00%) = $1,248.00

Example 2: The value of the basket increases from the initial basket value of 100 to an average basket closing value of 110, but ultimately decreases from the initial basket value of 100 to a final basket closing value of 75. Because the average basket closing value of 110 is greater than the initial basket closing value of 100, the average basket return is equal to 10%, resulting in an leveraged upside return of 14.90% when multiplied by the leverage factor of 149%. Because the final basket closing value of 75 is less than the initial basket value by more than 10% but no more than 50%, the buffered downside return does not reflect any further loss beyond the first 10% of depreciation due to the effect of the 40% buffer amount, resulting in a buffered downside return of -10.00%. Accordingly, the investor receives a payment at maturity of $1,049.00 per $1,000 principal amount, calculated as follows:

$1,000 × (1 + 14.90% + -10.00%) = $1,049.00

In this example, the negative buffered downside return partially offsets the positive leveraged upside return, reducing the upside return based on the leveraged upside return.

Example 3: The value of the basket increases from the initial basket value of 100 to an average basket closing value of 105, but ultimately decreases from the initial basket value of 100 to a final basket closing value of 30. Because the average basket closing value of 105 is greater than the initial basket closing value of 100, the average basket return is equal to 5%, resulting in an leveraged upside return of 7.45% when multiplied by the leverage factor of 149%. Because the final basket closing value of 30 is less than 50% of the initial basket value, the buffered downside return reflects, on a leveraged basis, in addition to the first 10% of depreciation, the depreciation of the basket below 50% of the initial basket value. The buffered downside return is calculated as follows: -10% + [(-70% + 50%) × 1.8], resulting in a buffered downside return of -46.00%. Accordingly, the investor receives a payment at maturity of $614.50 per $1,000 principal amount, calculated as follows:

$1,000 × (1 + 7.45% + -46.00%) = $614.50

In this example, the negative buffered downside return more than fully offsets the positive leveraged upside return, resulting in a significant loss of principal.

SCENARIO D: The average basket closing value is equal to or less than the initial basket value, but the final basket closing value is greater than or equal to the initial basket value.

If the average basket closing value is equal to or less than the initial basket value, the upside leveraged return will be equal to 0%, regardless of any depreciation of the average basket closing value below the initial basket value, because the upside leveraged return is floored at 0%. If the final basket closing value is greater than or equal to the initial basket value, the buffered downside return will be equal to 0%, regardless of any appreciation of the final basket closing value above the initial basket value, because the buffered downside return is capped at 0%.

Accordingly, under these circumstances, the investor receives a payment at maturity of $1,000 per $1,000 principal amount of Buffered PLUS, and does not benefit in any appreciation in the final basket closing value as compared to the initial basket value. The payment at maturity is calculated as follows:

$1,000 × (1 + 0% + 0%) = $1,000

May 2018	Page 9

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

▪	The Buffered PLUS do not pay interest or guarantee the return of any of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and do not guarantee any return of principal at maturity. At maturity, you will receive for each $1,000 stated principal amount of Buffered PLUS that you hold an amount in cash based on two measures of the performance of the basket: (i) the leveraged upside return and (ii) the buffered downside return. The leveraged upside return will reflect leveraged participation in any appreciation of the basket from the initial basket value to the average basket closing value, which is the arithmetic average of the basket closing values on each of the quarterly averaging dates during the term of the Buffered PLUS. The buffered downside return will reflect the depreciation in the basket return (determined based not on the average basket closing value but solely on the basket closing value on the final averaging date, as compared to the initial basket value), calculated as follows: (1) if the final basket closing value is less than the initial basket value but greater than or equal to 90% of the initial basket value, the buffered downside return will reflect the full percentage decline in the basket return on a 1-to-1 basis, (2) if the final basket closing value is less than the initial basket value by more than 10% but no more than 50%, the buffered downside return will not reflect any further loss beyond the first 10% of depreciation due to the effect of the 40% buffer amount, and (3) if the final basket closing value is less than 50% of the initial basket value, the buffered downside return will reflect, on a leveraged basis, in addition to the first 10% of depreciation, any depreciation of the basket below 50% of the initial basket value. There is no minimum payment at maturity on the Buffered PLUS. If the final basket closing value is less than the initial basket value, you will lose some or all of your entire initial investment in the Buffered PLUS if the leveraged upside return is not sufficient to fully offset the negative buffered downside return. See “Hypothetical Payouts on the Buffered PLUS at Maturity” beginning on page 5.

▪	Any positive upside return from the leveraged upside return may be moderated or fully or more than fully offset by any negative buffered downside return. The payment at maturity on the Buffered PLUS will be reduced by any negative buffered downside return. This will be true even if the basket appreciates from the initial basket value to the average basket closing value, which will be the arithmetic average of the basket closing values on each of the quarterly averaging dates. Therefore, in calculating the payment at maturity, any positive leveraged upside return may be moderated, or fully or more than fully offset, by any negative buffered downside return. Even if the positive leveraged upside return fully offsets the negative buffered downside return, the effect of the negative buffered downside return will be to partially or fully offset the upside return from the positive leveraged upside return.

▪	With respect to the calculation of the buffered downside return, you will not benefit from any appreciation in the basket. Even if the final basket closing value is greater than the initial basket value, the buffered downside return will not be greater than 0%. Accordingly, the buffered downside return will not provide any positive contribution toward the return on the Buffered PLUS at maturity. The upside return on the Buffered PLUS will reflect only any positive leveraged upside return, as reduced by any negative buffered downside return.

▪	The buffered downside return will be exposed to the first 10% of depreciation from the initial basket value to the final basket closing value. Although the Buffered PLUS provide a buffer amount of 40%, the buffer amount applies only if the final basket closing value is less than the initial basket by more than 10%. Accordingly, the buffered downside return will be exposed to the first 10% of depreciation from the initial basket value to the final basket closing value. Therefore, unless the leveraged upside return is sufficiently positive to fully offset the negative buffered downside return, investors will be fully exposed, without any buffer, to the first 10% decline in the basket (as measured from the initial basket value to the final basket closing value). If the final basket closing value is less than 50% of the initial basket value, the buffered downside return will reflect, on a leveraged basis, in addition to the first 10% of depreciation, any depreciation of the basket below 50% of the initial basket value.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Buffered PLUS in the secondary market and the price at which we or certain of our affiliates, including MS & Co., may be willing to purchase or sell the Buffered PLUS in the secondary market, including: the value of each of the basket components at any time and, in particular, on the averaging dates, the

May 2018	Page 10

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

volatility (frequency and magnitude of changes in value) of each of the basket components, interest and yield rates in the market, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

▪	The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered PLUS, your investment would be at risk and you could lose a significant portion of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	There are risks associated with investments in securities linked to the value of foreign (and especially emerging markets) equity securities. As the MSCI EAFE® Index and the MSCI Emerging Markets IndexSM are the underlying indices, the securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the MSCI Emerging Markets IndexSM have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪	The amount payable at maturity, if any, is based in part on the arithmetic average of the basket closing values on each of the quarterly averaging dates and, therefore, the payment at maturity may be less than if it were based solely on the basket closing value on the final averaging date. The amount payable at maturity, if any, will be calculated by reference to both the average basket return, which reflects any appreciation of the basket from the initial basket value to the average basket closing value, which is the arithmetic average of the basket closing values on each of the quarterly averaging dates during the term of the Buffered PLUS, and the buffered downside return, which reflects the depreciation in the basket return (determined based on the basket closing value on the final averaging date, as compared to the initial basket value), calculated as set forth herein. Therefore, in calculating the average basket return, positive performance of the basket as of some averaging dates may be moderated, or wholly

May 2018	Page 11

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

offset, by lesser or negative performance as of other averaging dates. Similarly, the average basket return, calculated based on the basket closing values on each of the quarterly averaging dates, may be less than the basket closing value on the final averaging date and, as a result, the payment at maturity you receive may be less than if it were based solely on the basket closing value on the final averaging date for both upside and downside exposure to the basket. Additionally, any declines in the basket closing values prior to or on the final averaging date will reduce the buffered downside return, which can partially, fully or more than fully offset any increases in the basket closing values as of the other averaging dates, potentially resulting in a loss even if the average basket return is positive.

▪	Changes in the values of the basket components may offset each other. Movements in the value of the basket components may not correlate with each other. At a time when the value of one basket component increases, the value of the other basket component may not increase as much, or may even decline. Therefore, in calculating the basket closing value for each averaging date, increases in the value of one basket component may be moderated, or wholly offset, by a lesser increase or a decline in the value of the other basket component.

▪	The basket components are not equally weighted. The Buffered PLUS are linked to a basket of two basket components, and the basket components have significantly different weights in determining the value of the basket. The same percentage change in each of the two basket components as of an averaging date could therefore have different effects on the basket closing value for such averaging date because of the unequal weighting. For example, if the weighting of one basket component is greater than the weighting of the other basket component, a 5% decrease in the value of the basket component with the greater weighting as of an averaging date will have a greater impact on the basket closing value for such averaging date than a 5% increase in the value of the basket component with the lesser weighting.

▪	Adjustments to the basket components could adversely affect the value of the Buffered PLUS. The publisher of each underlying index can add, delete or substitute the stocks underlying such index, and can make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the Buffered PLUS. In addition, an index publisher may discontinue or suspend calculation or publication of the relevant underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index for such index that is comparable to the discontinued index and is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index for such index, the payment at maturity on the Buffered PLUS will be an amount based on the closing prices on the averaging dates of the securities constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such underlying index last in effect prior to discontinuance of such index.

▪	Investing in the Buffered PLUS is not equivalent to investing in the basket components. Investing in the Buffered PLUS is not equivalent to investing directly in the basket components or any of the component stocks of the MSCI EAFE® Index or the MSCI Emerging Markets IndexSM. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any of the component stocks of the MSCI EAFE® Index or the MSCI Emerging Markets IndexSM.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

May 2018	Page 12

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. has determined the initial basket component value for each basket component, will determine the basket component closing value and basket component return for each basket component on each averaging date, the basket closing value on each averaging date, the final basket closing value, the average basket closing value, the basket return, the average basket return, the leveraged upside return, the buffered downside return and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co. in its capacity as calculation agent may require it to exercise discretion and make subjective judgments,such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor basket component or the calculation of the final basket closing value and average basket closing value in the event of a discontinuance of any basket component. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s)” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

▪	Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the Buffered PLUS (and possibly to other instruments linked to the basket components or component stocks of the basket components), including trading in the stocks that constitute the basket components as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the averaging dates approach. Some of our affiliates also trade in the stocks that constitute the basket components and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial basket component values and, therefore, could have

May 2018	Page 13

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

increased the levels at which the basket components must close on the averaging dates, including the final averaging date, so that you do not suffer a loss on your initial investment in the Buffered PLUS.  Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the averaging dates, could adversely affect the prices of the basket components on the averaging dates, including the final averaging date, and, accordingly, the amount of cash you will receive at maturity, if any.

▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Additional provisions—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. As discussed in the Tax Disclosure Sections, there is significant uncertainty regarding the consequences to a holder of the Buffered PLUS if the payment at maturity becomes subject to a minimum level that equals or exceeds the issue price, prior to the final valuation date. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for PLUS, the withholding rules commonly referred to as “FATCA” would apply to the Buffered PLUS if they were recharacterized as debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the consequences of an Early Fixing Event, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

May 2018	Page 14

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of a Basket of Two Indices due May 31, 2022

Buffered Performance Leveraged Upside SecuritiesSM with Downside Factor

Principal at Risk Securities

Basket Overview

The basket consists of the MSCI EAFE® Index (the “MXEA Index”) and the MSCI Emerging Markets IndexSM (the “MXEF Index”) and offers exposure to price movements in international equity markets.

MSCI EAFE® Index. The MSCI EAFE® Index is a stock index calculated, published and disseminated by MSCI Inc. (“MSCI”). The MSCI EAFE® Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada, and it consists of the following 21 developed market countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For additional information about the MSCI EAFE® Index, see the information set forth under “MSCI International Equity Indices—MSCI EAFE® Index” and “—MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

MSCI Emerging Markets IndexSM. The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates.  For additional information about the MSCI Emerging Markets IndexSM, see the information set forth under “MSCI Emerging Markets IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.
Information as of market close on May 25, 2018:

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Basket Component Information as of May 25, 2018
	Bloomberg Ticker Symbol	Current Basket Component Level	52 Weeks Ago	52-Week High	52-Week Low
MXEA Index	MXEA	2,014.52	1,892.43	(on 1/25/2018): 2,186.65	(on 7/9/2017): 1,874.10
MXEF Index	MXEF	1,136.62	1014.55	(on 1/26/2018): 1,273.07	(on 7/9/2017): 1,002.48

The following graph is calculated based on an initial basket value of 100 on January 1, 2013 (assuming that each basket component is weighted as described in “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during the indicated period. The graph does not take into account the terms of the Buffered PLUS, nor does it attempt to show your expected return on an investment in the Buffered PLUS. You cannot predict the future performance of any basket component or of the basket as a whole, whether increases in the value of any basket component will be offset by decreases in the values of the other basket components as of any averaging date or whether the leveraged upside return will be sufficient to fully offset any negative buffered downside return. The historical performance of the basket and the degree of correlation between the basket components (or lack thereof) should not be taken as an indication of its future performance or future correlation.

Historical Basket Performance January 1, 2013 through May 25, 2018

The following graphs set forth the daily closing values of each of the basket components for the period from January 1, 2013 through May 25, 2018. The related tables set forth the published high and low closing values, as well as end-of-quarter closing values, for each of the basket components for each quarter in the same period. The closing values for each of the basket components on May 25, 2018 were: (i) in the case of the MXEA Index, 2,014.52, and (ii) in the case of the MXEF Index, 1,136.62. We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification. The historical values of the basket components should not be taken as an indication of their future performance. We cannot give you any assurance that the basket will appreciate or not depreciate over the term of the Buffered PLUS such that you do not suffer a loss on your initial investment in the Buffered PLUS.

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MSCI EAFE® Index Daily Index Closing Values January 1, 2013 to May 25, 2018

MSCI EAFE® Index	High	Low	Period End
2013
First Quarter	1,713.66	1,604.15	1,674.30
Second Quarter	1,781.84	1,598.66	1,638.94
Third Quarter	1,844.39	1,645.23	1,818.23
Fourth Quarter	1,915.60	1,790.27	1,915.60
2014
First Quarter	1,940.23	1,796.86	1,915.69
Second Quarter	1,992.69	1,882.24	1,972.12
Third Quarter	1,995.49	1,846.08	1,846.08
Fourth Quarter	1,848.79	1,714.64	1,774.89
2015
First Quarter	1,900.90	1,697.01	1,849.34
Second Quarter	1,949.49	1,842.46	1,842.46
Third Quarter	1,894.42	1,609.50	1,644.40
Fourth Quarter	1,779.25	1,654.98	1,716.28
2016
First Quarter	1,716.28	1,492.43	1,652.04
Second Quarter	1,716.51	1,520.94	1,608.45
Third Quarter	1,734.72	1,573.30	1,701.69
Fourth Quarter	1,704.84	1,614.17	1,684.00
2017
First Quarter	1,812.06	1,676.93	1,792.98
Second Quarter	1,916.37	1,774.47	1,883.19
Third Quarter	1,981.48	1,874.10	1,973.81
Fourth Quarter	2,050.79	1,971.41	2,050.79
2018
First Quarter	2,186.65	1,989.61	2,005.67
Second Quarter (through May 25, 2018)	2,066.80	1,988.74	2,014.52

The “MSCI EAFE® Index” is a trademark of MSCI. For more information, see “MSCI International Equity Indices” in the accompanying index supplement.

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MSCI Emerging Markets IndexSM Daily Index Closing Values January 1, 2013 to May 25, 2018

MSCI Emerging Markets IndexSM	High	Low	Period End
2013
First Quarter	1,082.68	1,015.47	1,034.90
Second Quarter	1,061.09	883.34	940.33
Third Quarter	1,022.54	905.96	987.46
Fourth Quarter	1,044.66	979.88	1,002.69
2014
First Quarter	1,002.66	916.56	994.65
Second Quarter	1,057.59	993.12	1,050.78
Third Quarter	1,100.98	1,005.33	1,005.33
Fourth Quarter	1,016.07	909.98	956.31
2015
First Quarter	993.82	934.73	974.57
Second Quarter	1,067.01	959.42	972.25
Third Quarter	971.91	771.77	792.05
Fourth Quarter	868.56	771.22	794.14
2016
First Quarter	836.80	688.52	836.80
Second Quarter	853.69	781.84	834.10
Third Quarter	927.29	819.19	903.46
Fourth Quarter	918.68	838.96	862.27
2017
First Quarter	973.08	861.88	958.37
Second Quarter	1,019.11	952.92	1,010.80
Third Quarter	1,112.92	1,002.48	1,081.72
Fourth Quarter	1,158.45	1,082.97	1,158.45
2018
First Quarter	1,273.07	1,142.85	1,170.88
Second Quarter (through May 25, 2018)	1,184.13	1,133.10	1,136.62

The “MSCI Emerging Markets IndexSM” is a trademark of MSCI.  For more information, see “MSCI Emerging Markets IndexSM” in the accompanying index supplement.

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Principal at Risk Securities

Additional Information About the Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional provisions:
Bull market or bear market PLUS:	Bull market PLUS
Postponement of maturity date:	If, due to a market disruption event or otherwise, the final averaging date for any basket component is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final averaging date as postponed, by which date the basket return and the average basket return will have been determined.
Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:	There is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority. We intend to treat a Buffered PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. In the opinion of our counsel, Davis Polk & Wardwell LLP, and based on current market conditions, this treatment of the Buffered PLUS is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

▪ Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS. Such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

Due to the buffer feature, there is a substantial risk that the Internal Revenue Service (the “IRS”) could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income.

Because the payment at maturity is determined by reference to the average of the value of the underlying indices on multiple valuation dates, it is possible that the payment at maturity could become subject to a minimum level that equals or exceeds the issue price, prior to the final valuation date (an “Early Fixing Event”). Upon an Early Fixing Event, it is possible that a holder would be treated as exchanging each of its Buffered PLUS for instruments treated as debt for U.S. federal income tax purposes. If this treatment applied, a U.S. Holder might be required to recognize any gain on the Buffered PLUS as of the Early Fixing Event, and the U.S. Holder’s tax consequences of holding the Buffered PLUS after the Early Fixing Event would likely be significantly affected. In particular, after an Early Fixing Event, a U.S. Holder may be required to recognize ordinary interest income on the Buffered PLUS in advance of their retirement or earlier disposition even though there is no payment on the Buffered PLUS prior to the maturity, and any subsequent gain upon disposition thereafter may be treated as ordinary income. Furthermore, if the Buffered PLUS were treated as debt instruments after an Early Fixing Event, a Non-U.S. Holder would generally be required to fulfill certain certification requirements in order to avoid being subject to U.S. federal withholding tax in respect of the Buffered PLUS. See “United States Federal Income Taxation – Tax Consequences to Non-U.S. Holders” in the accompanying product supplement for PLUS for information regarding the certification requirement if a Buffered PLUS were treated as debt instruments. Due to the lack of governing authority, our tax counsel is unable to opine as to the consequences to a holder of Buffered PLUS upon an Early Fixing Event. You should consult your tax advisor regarding the consequences of an Early Fixing Event.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and

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whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2019 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Buffered PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Use of proceeds and hedging:

The proceeds from the sale of the Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued. The costs of the Buffered PLUS borne by you and described on page 3 above comprise the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the Buffered PLUS, by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to have taken positions in the basket components and in futures and/or options contracts on the basket components or the component stocks of the basket components listed on major securities markets. Such purchase activity could have increased the initial basket component values of the basket components and, therefore, could have increased the levels at which the basket components must close on the averaging dates, including the final averaging date, so that investors do not suffer a loss on their initial investment in the Buffered PLUS. In addition, through our affiliates, we are likely to modify our hedge position throughout the life of the Buffered PLUS, including on the averaging dates, by purchasing and selling the stocks constituting the basket components, futures or options contracts on the basket components or component stocks of the basket components or positions in any other available instruments that we may wish to use in connection with such hedging activities, including by selling any such instruments during the term of the Buffered PLUS. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the averaging dates approach. We cannot give any assurance that our hedging activities will not affect the value of the basket, including on the averaging dates and the final averaging date, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Benefit plan investor considerations:	Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary

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standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Buffered PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Section 4975 of the Code generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Buffered PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Buffered PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Buffered PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Buffered PLUS.

Because we may be considered a party in interest with respect to many Plans, the Buffered PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Buffered PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Buffered PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Buffered PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these Buffered PLUS will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Buffered PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The Buffered PLUS are contractual financial instruments. The financial exposure provided by the Buffered PLUS is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Buffered PLUS. The Buffered PLUS have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Buffered PLUS.

Each purchaser or holder of any Buffered PLUS acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Buffered PLUS, (B) the purchaser or holder’s investment in the Buffered PLUS, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Buffered PLUS;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Buffered PLUS and (B) all hedging transactions in connection with our

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obligations under the Buffered PLUS;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Buffered PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the Buffered PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any Buffered PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these Buffered PLUS should consult and rely on their own counsel and advisers as to whether an investment in these Buffered PLUS is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Buffered PLUS if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Buffered PLUS by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.
Supplemental information concerning plan of distribution; conflicts of interest:

MS & Co. will act as the agent for this offering and will not receive a sales commission in connection with sales of the Buffered PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the Buffered PLUS:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Buffered PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Buffered PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the Buffered PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may

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contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for PLUS, the index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for PLUS dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for PLUS, the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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